Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RPM International Inc. Union 401(k) Trust and Plan

Medina, Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-101501) of RPM International Inc. of our report dated June 19, 2015, relating to the financial statements and supplemental schedule of RPM International Inc. Union 401(k) Trust and Plan which appear in this Form 11-K for the year ended December 31, 2014.

BDO USA, LLP

Cleveland, Ohio

June 19, 2015